EXHIBIT 32.2



                                ESSEX CORPORATION



                           Section 1350 Certification



In connection with the quarterly report of Essex Corporation (the "Company") on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Lisa G. Jacobson, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

              (1) the Report fully  complies  with the  requirements  of Section
                  13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

              (2) the information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.



Date: May 9, 2005                   /s/ Lisa G. Jacobson
                                    -----------------------------------
                                    Lisa G. Jacobson
                                    Executive Vice-President and
                                    Chief Financial Officer